Exhibit 99.1
Sema4 Reports Third Quarter 2022 Financial Results and New Strategic Direction

Company will focus on its high growth, high margin pediatric and rare disease business, powered by whole exome/genome diagnostic testing and analysis and data-driven insights from Centrellis®
19% pro forma1 volume growth vs. 3Q 2021 and 21% pro forma1 revenue growth vs. 3Q 2021
Sema4 to host a conference call today at 8:30 a.m. ET
STAMFORD, CT — November 14, 2022 — Sema4 Holdings Corp. (Nasdaq: SMFR) (“Sema4”), a health insights company, today announced business highlights and financial results for the third quarter ended September 30, 2022.
Additionally, Sema4 announced its decision to pursue a new strategic direction focused on a $30 billion market opportunity to generate more complete understanding of complex diseases and how to treat them, fueled by its industry-leading genomic and data platforms. As a result, the company has determined that it will exit the reproductive health testing market, which it expects to complete by the end of the first quarter of 2023. The company believes the competitive advantages and differentiated offerings of its GeneDx and Centrellis platforms will enable the company to scale to profitability. The business moving forward is on a path to provide:
-Annual revenue growth in excess of 20% over the next several years
-An adjusted gross margin profile in excess of 50% in the near-term
-A turn to profitability in 2025
The foundation for this growth is strengthened by the GeneDx exome and whole genome sequencing and interpretation services and the Centrellis data platform. The company will be focused on delivering personalized, actionable health insights that help clinicians, researchers, health systems, pharmaceutical companies, and payors improve the patient experience and advance population health. Sema4 will enhance the healthcare experience and improve patients’ quality of life for generations by sequencing once and analyzing for a lifetime.
“As we look ahead, I am excited by the performance of the business representing our future. Our pediatric and rare disease franchise is setting new internal records, generating over 50% revenue growth in the third quarter and delivering over 40% in adjusted gross margin,” said Katherine Stueland, President and CEO of Sema4. “We believe that our focused commercial and R&D efforts provide the right foundation for us to target higher growth areas of the genomics market and optimize our data and health insights go-to-market strategy. We expect the combination of these efforts will help us grow revenue in excess of 20% over the next several years. We also expect the actions we have undertaken will enable us to more than double our run rate gross margin profile exiting the third quarter and reduce our annual cash burn by greater than 50% in 2023.”
Business Highlights
•Signed 2 data partnerships with biopharma companies utilizing the company’s proprietary clinical and genomic database
•Announced partnership in the recently launched GUARDIAN genomic newborn screening study, the largest of its kind in North America, to improve population health by identifying more than 250 preventable and treatable conditions, many of which are not covered today by standard newborn screening
•Announced results from Phase 1 of SeqFirst Study, demonstrating broad utility of rapid whole genome sequencing for critically ill newborns
•Presented research on autism spectrum disorders (ASD) at the Child Neurology Society (CNS) annual meeting, underscoring the positive outcomes of exome analysis for individuals with ASD

•Announced an exit from reproductive health testing, including closing down its Stamford, CT laboratory and a reduction in force of approximately 500 employees. Customers will be notified that the company is accepting samples through December 14, 2022
•Combining its prior year-to-date restructuring efforts and the exit from its reproductive health testing business announced today, the company expects total headcount of 1,100 compared to approximately 1,700 exiting the third quarter of 2022
•Appointed industry veteran, Kevin Feeley, as Chief Financial Officer
Third Quarter & Recent Highlights
“We are pleased with our third quarter results, especially the volume growth and gross margins in our GeneDx pediatrics and rare disease business. We have seen consistent double-digit volume growth in this business throughout this year and efforts across revenue cycle management and menu optimization have helped drive favorable pricing trends in key areas of focus. Efforts implemented by our commercial team late last year are driving results,” continued Ms. Stueland. “Additionally, with the exit of our reproductive health businesses, we are very excited to enter the next chapter at Sema4 enabled by Centrellis as a health intelligence platform fueled by GeneDx’s genomic services and clinical data.”
Highlights include:
•Testing volumes on a pro forma basis were up 19% in the third quarter of 2022 compared to the same period of 2021, with 128,262 tests resulted (excluding COVID-19 tests)1
•Testing volumes in pediatric and rare disease were up 20% on a pro forma basis
•Gross margin of 16% and adjusted gross margin of 20% in the third quarter of 2022, with our pediatric and rare disease franchise generating an adjusted gross margin in excess of 40% in the quarter

Total revenue for the third quarter of 2022 was $83.2 million compared to $43.2 million in the third quarter of 2021. Pro forma revenue in the third quarter of 2022, assuming GeneDx’s results were included for the full applicable quarter, excluding COVID-19 related revenue, was up 21%.
Gross margin in the third quarter of 2022 was 16%. Adjusted gross margin in the third quarter of 2022 was 20%, with the pediatric and rare disease franchise generating an adjusted gross margin in excess of 40% in the quarter.
Net loss in the third quarter of 2022 was ($77.6) million. Adjusted net loss for the third quarter of 2022 was ($76.8) million compared to an adjusted net loss of ($71.0) million in the same period of 2021.
Total cash and cash equivalents and restricted cash were $205.7 million as of September 30, 2022. As of November 4, 2022, Sema4 had 386,795,130 outstanding shares of Class A common stock.
“During the third quarter, we experienced encouraging growth in test volumes across the total company, especially in the pediatric and rare disease business of GeneDx, where we experienced 20% growth in volumes with an associated growth in revenue of greater than 50%. Our concerted work to improve lab efficiency and revenue cycle management has helped drive a meaningful uptick in our gross margins. Following the announced exit of our reproductive health testing business, we believe our financial profile positions the company for long term success,” said Kevin Feeley, Chief Financial Officer of Sema4.
Full Year 2022 Guidance

Sema4 is maintaining the previously issued full year and second half 2022 reported revenue guidance of $245-255 million and $154-164 million, respectively.

Sema4 is also maintaining the previously issued full-year and second-half 2022 adjusted gross margin guidance of 4-9% and 15-20%, respectively.

Webcast and Conference Call Details
Sema4 will host a conference call today, November 14, 2022, at 8:30 a.m. Eastern Time. Interested parties may access the live teleconference by dialing (866) 374-5140, followed by PIN 44463501#. A live and archived webcast of the event will be available on the “Events” section of the Sema4 investor relations website at https://ir.sema4.com

1 Pro forma metrics consolidate GeneDx operating results for the entirety of the compared periods and excludes COVID-19 revenue. Pro forma metrics are presented for illustrative purposes only and are not necessarily indicative of the results that would have occurred had the GeneDx acquisition been completed prior to January 1, 2021 or that may occur in the future. See Appendix for Historical Sema4 & GeneDx Resulted Volumes & Revenue.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our future performance and our market opportunity, including our expected full year and second half 2022 reported revenue and adjusted gross margin guidance, our expectations regarding our annual revenue growth rates over the next several years, our gross margin profile in the near-term and our path to profitability in 2025, our expectations regarding our annual cash burn in 2023, our expectations for our growth and future investment in our business, our expectations regarding our plans to pursue new strategic direction, exit our reproductive health testing business and our ability to scale to profitability, our other restructuring plans and the associated cost savings and impact on our gross margins, and our expectations of the anticipated benefits and synergies of the recently completed GeneDx acquisition. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (iii) the size and growth of the market in which we operate, and (iv) our ability to pursue our new strategic direction, exit our reproductive health testing business, implement our other restructuring plans and achieve the associated cost savings and impact on our gross margins, (v) the risk that the anticipated benefits of the GeneDx acquisition may not be fully realized, if at all. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 14, 2022 and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.
About Sema4
Sema4 is a patient-centered health intelligence company dedicated to advancing healthcare through data-driven insights. Sema4 is transforming healthcare by applying AI and machine learning to multidimensional, longitudinal clinical and genomic data to build dynamic models of human health and defining optimal, individualized health trajectories. Centrellis®, our innovative health intelligence platform, is enabling us to generate a more complete understanding of disease and wellness and to provide science-driven solutions to the most pressing medical needs. Sema4 believes that patients should be treated as partners, and that data should be shared for the benefit of all.

For more information, please visit sema4.com and connect with us on LinkedIn, Twitter, Facebook, and Instagram.
Investor Relations Contact:
Joel Kaufman
investors@sema4.com
Media Contact:
Radley Moss
radley.moss@sema4.com

Historical Pro Forma Resulted Volume and Revenue1

	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22
Volumes[2]
Complex Reproductive Health	46,052	50,155	49,475	61,741	67,907	73,288	68,109
Whole Exome, Whole Genome & NICU	3,344	6,698	6,162	6,619	7,395	7,572	7,480
Other Diagnostic Testing (Excluding COVID)	49,230	54,412	51,780	53,387	51,057	51,802	52,673
Total	98,626	111,265	107,417	121,747	126,359	132,662	128,262

Sema4 (Excluding COVID)	66,945	72,083	69,895	82,966	84,925	87,094	83,348
GeneDx	31,681	39,182	37,522	38,781	41,434	45,568	44,914
Total[1]	98,626	111,265	107,417	121,747	126,359	132,662	128,262

Revenue[2]
Complex Reproductive Health	$46.5	$41.3	$37.6	$46.2	$48.3	$8.2	$36.8
Whole Exome, Whole Genome & NICU	$8.4	$13.5	$14.2	$15.3	$18.4	$21.1	$26.9
Other Diagnostic Testing (Excluding COVID)	$14.8	$15.7	$15.2	$15.7	$17.9	$16.5	$17.7
COVID	$15.9	$3.8	$4.2	$10.5	$3.8	$0.3	$0.0
Pharma	$1.4	$2.2	$1.8	$2.4	$1.6	$2.3	$1.7
Total[2]	$87.0	$76.7	$73.0	$90.1	$90.1	$48.3	$83.2
2Q 2022 Prior Period Revenue Adjustment[3]	-	-	-	-	-	($30.1)	-
Adjusted Total	$87.0	$76.7	$73.0	$90.1	$90.1	$78.4	$83.2
Adjusted Total Excluding COVID	$71.1	$72.8	$68.8	$79.6	$86.3	$78.1	$83.2

Sema4	$64.2	$47.0	$43.2	$57.8	$53.9	$10.0	$37.7
Sema4 Diagnostic Testing (Excluding COVID)	$46.9	$41.0	$37.3	$45.9	$48.7	$8.1	$36.1
Sema4 COVID Testing	$15.9	$3.8	$4.2	$10.5	$3.8	$0.3	$0.0
Sema4 Pharma	$1.4	$2.2	$1.7	$1.4	$1.4	$1.7	$1.6
GeneDx	$22.8	$29.6	$29.8	$32.3	$36.1	$38.3	$45.6
Total[2]	$87.0	$76.7	$73.0	$90.1	$90.1	$48.3	$83.2
2Q 2022 Prior Period Revenue Adjustment[3]	-	-	-	-	-	($30.1)	-
Adjusted Total	$87.0	$76.7	$73.0	$90.1	$90.1	$78.4	$83.2
Adjusted Total excluding COVID	$71.1	$72.8	$68.8	$79.6	$86.3	$78.1	$83.2

Historical Pro forma GeneDx Revenue & Volume + Combined Company Pharma1

	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22
Volumes
Whole Exome, Whole Genome & NICU	3,344	6,698	6,162	6,619	7,395	7,572	7,480
Other Diagnostic Tests	28,337	32,484	31,360	32,162	34,039	37,996	37,434
Total	31,681	39,182	37,522	38,781	41,434	45,568	44,914

Revenue
Whole Exome, Whole Genome & NICU	$8.4	$13.5	$14.2	$15.3	$18.4	$21.1	$26.9
Other Diagnostic Tests	$14.4	$16.1	$15.5	$17.0	$17.7	$17.2	$18.6
Pharma	$1.4	$2.2	$1.8	$2.4	$1.6	$2.3	$1.7
Total Revenue	$24.2	$31.8	$31.5	$34.7	$37.8	$40.6	$47.3

1 Pro forma volume and revenue metrics assume GeneDx was owned for the entirety of the applicable quarter and are calculated based on the sum of each of Sema4’s and GeneDx’s historical volumes or revenues, as applicable. Pro forma metrics are presented for illustrative purposes only and are not necessarily indicative of the results that would have occurred had the GeneDx acquisition been completed on such dates or that may occur in the future.
2 Represents aggregated Resulted Volume and Revenue from GeneDx and Sema4.
3 $30.1 million of revenue adjustments recorded related to prior periods due to our change in estimate.

Sema4 Holdings Corp.
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	September 30, 2022 (unaudited)	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$ 191,360	$ 400,569
Accounts receivable, net	42,669	26,509
Due from related parties	1,194	54
Inventory, net	44,173	33,456
Prepaid expenses	17,516	19,154
Other current assets	9,698	3,802
Total current assets	$ 306,610	$ 483,544
Operating lease right-of-use assets	44,033	—
Property and equipment, net	84,369	62,719
Intangible assets, net	190,156	—
Goodwill	181,468	—
Restricted cash	14,370	900
Other assets	7,968	6,930
Total assets	$ 828,974	$ 554,093
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$ 86,884	$ 64,801
Due to related parties	1,828	2,623
Contract liabilities	—	473
Short-term lease liabilities	4,996	—
Other current liabilities	68,623	33,387
Total current liabilities	$ 162,331	$ 101,284
Long-term debt, net of current portion	10,651	11,000
Long-term lease liabilities	62,336	—
Other liabilities	20,200	21,907
Deferred taxes	2,603	—
Warrant liability	5,059	21,555
Earn-out contingent liabilities	4,500	10,244
Total liabilities	$ 267,680	$ 165,990
Commitments and contingencies (Note 10)
Stockholders’ equity:
Preferred Stock	—	—
Class A common stock	38	24
Additional paid-in capital	1,376,916	963,520
Accumulated deficit	(815,660)	(575,441)
Total stockholders’ equity	561,294	388,103
Total liabilities and stockholders’ equity	$ 828,974	$ 554,093

Sema4 Holdings Corp.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021 (1)	2022	2021 (1)
Revenue:
Diagnostic test revenue	$ 81,490	$ 41,410	$ 167,989	$ 148,973
Other revenue	1,744	1,768	5,355	5,421
Total revenue	83,234	43,178	173,344	154,394
Cost of services	69,685	51,487	183,768	168,190
Gross profit (loss)	13,549	(8,309)	(10,424)	(13,796)
Research and development	13,354	17,831	61,837	82,916
Selling and marketing	37,451	28,152	103,116	82,092
General and administrative	51,863	33,125	162,681	148,033
Related party expenses	1,697	847	4,712	3,532
Loss from operations	(90,816)	(88,264)	(342,770)	(330,369)

Other income (expense), net:
Change in fair market value of warrant and earn-out contingent liabilities	12,978	122,171	54,350	122,171
Interest income	996	27	1,405	57
Interest expense	(806)	(683)	(2,404)	(2,128)
Other income	2	(520)	58	5,064
Total other income	13,170	120,995	53,409	125,164
(Loss) Income before income taxes	$ (77,646)	$ 32,731	$ (289,361)	(205,205)
Income tax benefit	65	—	49,142	—
Net (loss) income and comprehensive (loss) income	$ (77,581)	$ 32,731	$ (240,219)	$ (205,205)
Weighted average shares outstanding of Class A common stock	380,764,176	185,680,394	321,461,266	63,121,738
Weighted average shares outstanding of Class A common stock for diluted earnings	380,764,176	210,330,946	321,461,266	63,121,738
Basic net (loss) income per share, Class A common stock	$ (0.20)	$ 0.18	$ (0.75)	$ (3.25)
Diluted net (loss) income per share, Class A common stock	$ (0.20)	$ 0.16	$ (0.75)	$ (3.25)

(1) As previously disclosed in Note 2, “Summary of Significant Accounting Policies” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, certain adjustments were made to reclassify certain expenses between cost of services and operating expenses. The adjustments are reflected as disclosed.

Sema4 Holdings Corp.
Condensed Consolidated Statement of Cash Flows
(unaudited, in thousands)

	Nine months ended September 30,
	2022	2021 (1)
Operating activities
Net loss	$ (240,219)	$ (205,205)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	25,269	16,012
Stock-based compensation expense	41,553	182,454
Change in fair value of warrant and earn-out contingent liabilities	(54,350)	(122,171)
Income tax benefit	(49,176)	—
Loss on debt extinguishment	—	301
Provision for excess and obsolete inventory	732	1,122
Non-cash lease expense	1,112	1,174
Amortization of deferred debt issuance costs	387	—
Change in operating assets and liabilities, net of effects from purchase of business:
Accounts receivable	5,491	10,787
Inventory	(5,239)	(7,334)
Prepaid expenses and other current assets	5,153	(15,710)
Due to/from related parties	(1,935)	(124)
Other assets	(1,355)	(17)
Accounts payable and accrued expenses	28,557	4,927
Contract liabilities	(473)	(1,290)
Other current liabilities	(10,008)	(3,375)
Net cash used in operating activities	(254,501)	(138,449)

Investing activities
Purchase of business, net of cash acquired	(127,004)	—
Purchases of property and equipment	(4,990)	(4,344)
Development of internal-use software assets	(6,494)	(8,749)
Net cash used in investing activities	(138,488)	(13,093)

Financing activities
Proceeds from Business Combination PIPE Investment	—	350,000
Proceeds from Acquisition PIPE Investment, net of issuance costs	197,659	—
Proceeds from equity infusion from the merger, net of redemptions	—	442,684
Legacy Sema4 Shareholder payout	—	(230,665)
Payment of deferred transaction costs	—	(51,760)
Stock Appreciation Rights payout	—	(3,795)
Repayment of long-term debt	—	(8,741)
Finance lease principal payments	(2,632)	(2,960)
Long-term debt principal payments	—	(1,000)
Exercise of stock options	2,223	995
Net cash provided by financing activities	197,250	494,758

Net decrease in cash, cash equivalents and restricted cash	(195,739)	343,216
Cash, cash equivalents and restricted cash, at beginning of period	401,469	118,960
Cash, cash equivalents and restricted cash, at end of period	$ 205,730	$ 462,176

Sema4 Holdings Corp.
Condensed Consolidated Statement of Cash Flows
(unaudited, in thousands)
(1) As previously disclosed in Note 2, “Summary of Significant Accounting Policies” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, certain adjustments were made to certain liability accounts previously reported in the condensed balance sheets as of September 30, 2021. The adjustments are reflected accordingly as disclosed.

Sema4 Holdings Corp.
Reconciliation of Revenue to our Adjusted Gross Profit & Adjusted EBITDA
(unaudited, in thousands)

	Three months ended September 30,
	2022	2021
	(in thousands)
Revenue
Diagnostic test revenue	$81,490	$41,410
Other Revenue	1,744	1,768
Total Revenue	83,234	43,178
Cost of Service	69,685	51,487
Gross (Loss) Profit	$13,549	$(8,309)
Gross Margin	16%	(19)%

Stock-based compensation	$1,477	$1,779
Restructuring costs	1,497	—
Adjusted Gross (Loss) Profit	16,759	(6,530)
Adjusted Gross Margin	20%	(15)%

Research & Development	13,354	17,831
Stock-based compensation	8,164	(3,160)
Restructuring costs	(1,362)	—
Adjusted Research & Development	$20,156	$14,671

Selling & Marketing	37,451	28,152
Stock-based compensation	(2,337)	(4,183)
Amortization of intangibles	(1,067)	—
Restructuring costs	(1,863)	—
Adjusted Selling & Marketing	$32,184	$23,969

General & Administrative & Related Party Expense	53,560	33,972
Stock-based compensation	(5,623)	(8,889)
Amortization of intangibles	(2,440)	—
Transaction, acquisition, and restructuring costs	(4,271)	(391)
Adjusted General & Administrative & Related Party	$41,226	$24,692

Total Adjusted Operating Expenses	93,566	63,332

Loss from Operations	(90,816)	(88,264)
Stock-based compensation	1,273	18,011
Amortization of intangibles	3,507	—
Transaction, acquisition, and restructuring costs	8,993	391
Adjusted loss from operations	$(77,043)	$(69,862)

Sema4 Holdings Corp.
Reconciliation of Revenue to our Adjusted Gross Profit & Adjusted EBITDA
(unaudited, in thousands)

	Nine months ended September 30,
	2022	2021
	(in thousands)
Revenue
Diagnostic test revenue	$167,989	$148,973
Other Revenue	5,355	5,421
Total Revenue	173,344	154,394
Cost of Service	183,768	168,190
Gross (Loss) Profit	$(10,424)	$(13,796)
Gross Margin	(6)%	(9)%

Stock-based compensation	4,668	19,948
Restructuring costs	1,808	—
Adjusted Gross (Loss) Profit	(3,948)	6,152
Adjusted Gross Margin	(2)%	4%

Research & Development	61,837	82,916
Stock-based compensation	(2,692)	(40,977)
Restructuring costs	(2,368)	—
Adjusted Research & Development	$56,777	$41,939

Selling & Marketing	103,116	82,092
Stock-based compensation	(6,647)	(23,936)
Amortization of intangibles	(1,884)	—
Restructuring costs	(4,503)	—
Adjusted Selling & Marketing	$90,082	$58,156

General & Administrative & Related Party Expense	167,393	151,565
Stock-based compensation	(27,546)	(97,593)
Amortization of intangibles	(3,960)	—
Transaction, acquisition, and restructuring costs	(23,311)	(5,496)
Adjusted General & Administrative & Related Party	$112,576	$48,476

Total Adjusted Operating Expenses	259,435	148,571

Loss from Operations	(342,770)	(330,369)
Stock-based compensation	41,553	182,454
Amortization of intangibles	5,844	—
Transaction, acquisition, and restructuring costs	31,990	5,496
Adjusted loss from operations	$(263,383)	$(142,419)

	Three months ended September 30,
	2022	2021
	(in thousands)
Net (loss) income	$(77,581)	$32,731
Interest expense, net (1)	(190)	656
Income tax benefit	(65)	—
Depreciation and amortization	10,502	5,491
Stock-based compensation expense	1,273	18,011
Transaction, acquisition costs, and business integration costs (2)	—	391
Restructuring (3)	8,993	—
Change in fair market value of financial liabilities (4)	(12,978)	(122,171)
Other income	—	343
Adjusted EBITDA	$(70,046)	$(64,548)

Net (loss) income	(77,581)	32,731
Stock-based compensation expense	1,273	18,011
Amortization of Acquisition Intangibles	3,507	—
Change in fair market value of warrant and earn-out contingent liabilities	(12,978)	(122,171)
Transaction, acquisition, and restructuring costs	8,993	391
Adjusted Net loss	(76,786)	(71,038)

(1)Represents the total of interest expense related to our finance leases and interest-bearing loans and interest income earned on money market funds. This also includes the unused line fee and amortization of deferred transaction costs related to the loan and security agreement entered into with Silicon Valley Bank.
(2)Represents professional service costs incurred in connection with pursuing the business combination transaction that did not meet the requirement for capitalization in 2021.
(3)Represents costs incurred for restructuring activities, which include severance packages offered to impacted employees and third party consulting costs incurred in the third quarter of 2022.
(4)Represents the change primarily in fair market value of the liabilities associated with our Milestone Payments contingent liability based on the achievement of GeneDx revenue-based milestones of $10.6 million. Included in this amount is also public warrants and private placement warrants and the earn-out shares issuable under the terms of the merger agreement related to our business combination with CMLS.

	Nine months ended September 30,
	2022	2021
	(in thousands)
Net loss	$(240,219)	$(205,205)
Interest expense, net (1)	999	2,071
Income tax benefit	(49,142)	—
Depreciation and amortization	25,269	16,012
Stock-based compensation expense	41,553	182,454
Transaction, acquisition costs, and business integration costs (2)	13,436	5,496
Restructuring (3)	18,554	—
Change in fair market value of financial liabilities (4)	(54,350)	(122,171)
Other income (5)	(56)	(5,241)
Adjusted EBITDA	$(243,956)	$(126,584)

Net loss	(240,219)	(205,205)
Stock-based compensation expense	41,553	182,454
Amortization of Acquisition Intangibles	5,844	—
Change in fair market value of warrant and earn-out contingent liabilities	(54,350)	(122,171)
Transaction, acquisition, and restructuring costs	31,990	5,496
Adjusted Net loss	(215,182)	(139,426)

(1)Represents the total of interest expense related to our finance leases and interest-bearing loans and interest income earned on money market funds. This also includes the unused line fee and amortization of deferred transaction costs related to the loan and security agreement entered into with Silicon Valley Bank.
(2)Represents professional service costs incurred in connection with pursuing the business combination transaction that did not meet the requirement for capitalization in 2021. For the period of 2022, this represents professional service costs incurred in connection with the Acquisition transaction, which include due diligence, legal and business integration costs.
(3)Represents costs incurred for restructuring activities, which include severance packages offered to impacted employees and third party consulting costs incurred in the period of 2022.
(4)Represents the change primarily in fair market value of the liabilities associated with our Milestone Payments contingent liability based on the achievement of GeneDx revenue-based milestones of $27.6 million. Included in this amount is also public warrants and private placement warrants and the earn-out shares issuable under the terms of the merger agreement related to our business combination with CMLS.
(5)For the nine months ended September 30, 2021, the amount represents funding received under the CARES Act Provider Relief Fund in the first quarter of 2021.